Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-108325, 333-52696 and 333-66047) and Form S-8 (No. 33-71346, 33-71350, 33-80213, 33-80215, 333-16349, 333-28971, 333-86117, 333-86119, 333-39084, 333-55222, 333-55224, 333-72154, 333-91392, 333-91394, 333-101698 and 333-108294) of Medarex, Inc. of our report dated February 5, 2004 relating to the financial statements of Genmab A/S, which appears in this Form 10-K.

PricewaterhouseCoopers

Statsautoriseret Revisionsinteressentskab

Copenhagen, Denmark

12 March 2004

/s/    Jens Roder

State Authorized Public Accountant